Exhibit 21

COVENTRY HEALTH CARE, INC. AND SUBSIDIARIES
Current Corporations as of February 28, 2001

1.  COVENTRY HEALTH CARE, INC.(1) (DELAWARE)

2.   Coventry Health and Life Insurance Company(2) (Delaware)

3.   Coventry Healthcare Management Corporation d/b/a HealthAssurance (Delaware)

4.   Coventry HealthCare Management Corporation (Virginia)

(i)	Southern Health Services, Inc. (Virginia)
(ii)	Southern Health Benefit Services, Inc. (Virginia)

5.   Coventry HealthCare Development Corporation (Delaware)

(i)	Carelink Health Plans, Inc.(3) (West Virginia)

6.   Group Health Plan, Inc.(4); (Missouri)

(i)	Specialty Services of Missouri, Inc. (Missouri)

7.   HealthAmerica Pennsylvania, Inc.(5) (Pennsylvania)

8.   Healthcare America, Inc. (Kansas)

(i)	Coventry Health Care of Kansas City, Inc.(6) (Kansas)

9.   HealthCare USA, Inc. (Florida)

(i)	HealthCare USA Midwest, Inc. (Delaware)
(a)	HealthCare USA of Missouri, L.L.C. (Missouri)

11.   HealthAssurance Pennsylvania, Inc.(7) (Pennsylvania)

12.   Coventry Health Care of Iowa, Inc.(8) (Iowa)

13.   Coventry Health Care Management Corporation of Iowa, Inc.(9) (Iowa)

14.   Coventry Health Care of the Carolinas, Inc.(10) (North Carolina)

15.   Coventry Health Care of Delaware, Inc.(11) (Delaware)

16.   Coventry Health Care of Georgia, Inc.(12) (Georgia)

17.   Coventry Health Care of Indiana, Inc.(13) (Delaware)

18.   Coventry Health Care of Louisiana, Inc.(14) (Louisiana)

19.   Coventry Health Care of Nebraska, Inc.(15) (Nebraska)

20.   Coventry Health Care of Pennsylvania, Inc.(16) (Pennsylvania)

21.   Principal Health Care of St. Louis, Inc.(17) (Delaware)

22.   Coventry Health Care of South Carolina, Inc.(18) (South Carolina)

23.   Coventry Health Care of Tennessee, Inc.(19) (Tennessee)

24.   United HealthCare Services of Iowa, Inc.(20) (Iowa)

25.   Coventry Holdings, Inc.(21) (Pennsylvania)

26.   Coventry Services Corporation (Delaware)(22)

27.   Coventry Management Services, L.P. (Delaware)(23)

28.   Coventry Health Care Investment Corporation (Delaware)(24)

29.   Coventry Financial Management Services, Inc. (Delaware)(25)

30.   WellPath Community Health Plans, LLC (North Carolina)(26)

(i)	WellPath Preferred Services, LLC (North Carolina)
(ii)	Ethix Southeast, Inc. (North Carolina)
(iii)	WellPath Select Holdings, LLC (North Carolina)
(a)	WellPath Select, Inc. (North Carolina)
(iv)	WellPath of Carolina, Inc. (Delaware)

FORMERLY OWNED SUBSIDIARIES WITH CONTINUING LIABILITIES:

1.  Principal Health Care of Illinois, Inc.(27) (Illinois)

2.  Principal Health Care of Florida, Inc.(28) (Florida)

1  Coventry Corporation was merged into Coventry Health Care, Inc. on June 27, 2000

2   Redomesticated from Texas to Delaware on May 14, 1999.

3   Carelink Health Plans, Inc. ("Carelink") was acquired effective October 1, 1999 and, on the same date, Coventry Health Plan of West Virginia, Inc. was merged with and into Carelink, with Carelink as the surviving company. On February 10, 2000, PrimeONE, Inc., a West Virginia corporation, was merged with and into Carelink.

4   Principal Health Care of St. Louis, Inc. was merged into Group Health Plan, Inc. effective December 21, 1999.

5   On April 5, 1999, Riverside Health Plan, Inc., a Pennsylvania corporation, was merged into its parent corporation, The Medical Center HPJV, Inc., a Pennsylvania corporation ("HPJV"), and HPJV was merged into its parent corporation, HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation.

6   On December 21, 1998, Principal Health Care of Kansas City, Inc., a Missouri corporation, was merged with and into Healthcare America Plans, Inc., a Kansas corporation acquired by Coventry Health Care, Inc. on December 21, 1998, ("HAPI") with HAPI as the surviving company whose name was changed to Principal Health Care of Kansas City, Inc., a Kansas corporation. On November 10, 1999 in Kansas and on December 23, 1999 in Missouri, Principal Health Care of Kansas City, Inc. changed its name to Coventry Health Care of Kansas, Inc.

7   Formerly known as HealthPass.

8   On November 3, 1999, Principal Health Care of Iowa, Inc. changed its name to Coventry Health Care of Iowa, Inc.

9   On October 4, 1999, Principal Health Care Management Corporation changed its name to Coventry Health Care Management Corporation of Iowa, Inc. On February 2, 2000, the Company was dissolved.

10 On October 4, 1999, Principal Health Care of the Carolinas, Inc. changed its name to Coventry Health Care of the Carolinas, Inc.

11  On the following dates and in the states indicated, Principal Health Care of Delaware, Inc. changed its name to Coventry Health Care of Delaware, Inc.: Delaware, October 4, 1999; Maryland, October 15, 1999; New Jersey, October 22, 1999 and Pennsylvania, November 12, 1999.

12  On November 1, 1999, Principal Health Care of Georgia, Inc. changed its name to Coventry Health Care of Georgia, Inc.

13  On October 4, 1999, Principal Health Care of Indiana, Inc. changed its name to Coventry Health Care of Indiana, Inc.

14  On December 17, 1999, Principal Health Care of Louisiana, Inc. changed its name to Coventry Health Care of Louisiana, Inc. Maxicare Louisiana, Inc., which was acquired by Coventry Health Care, Inc. on August 1, 2000, was subsequently merged into Coventry Health Care of Louisiana, Inc. effective December 31, 2000.

15  On October 4, 1999 in Nebraska and on October 22, 1999 in Iowa, Principal Health Care of Nebraska, Inc. changed its name to Coventry Health Care of Nebraska, Inc.

16  On October 4, 1999, Principal Health Care of Pennsylvania, Inc. changed its name to Coventry Health Care of Pennsylvania, Inc.

17  Principal Health Care of St. Louis, Inc. was merged into Group Health Plan, Inc. effective December 21, 1999.

18  On October 4, 1999, Principal Health Care of South Carolina, Inc. changed its name to Coventry Health Care of South Carolina, Inc. On February 1, 2000, the company was dissolved.

19  On October 5, 1999, Principal Health Care of Tennessee, Inc. changed its name to Coventry Health Care of Tennessee, Inc. On February 3, 2000, the company was dissolved.

20  On February 2, 2000, the company was dissolved.

21  Formerly known as Pennsylvania Healthcare USA, Inc. Coventry Holdings, Inc. is the limited partner in Coventry Management Services, L.P.

22  Incorporated in Delaware on June 22, 2000. It is the general partner in Coventry Management Services, L.P.

23  Formed in Delaware on June 28, 2000. The general partner of the company is Coventry Services Corporation. The limited partner of the company is Coventry Holdings, Inc. (formerly Pennsylvania Healthcare USA, Inc.)

24  Incorporated in Delaware on August 28, 2000.

25  Incorporated in Delaware on February 20, 2001.

26  Acquired effective as of October 1, 2000.

27  Sold to First American Group effective November 30, 1998.

28  Sold to Blue Cross Blue Shield of Florida, Inc. effective December 31, 1998.